For Information, Contact:

David A. Levin
President and Chief Executive Officer
Casual Male Retail Group, Inc.
(781) 828-9300

Dennis R. Hernreich
Executive Vice President, COO/CFO
Casual Male Retail Group, Inc.
(781) 828-9300

Jeff Unger
Vice President of Investor Relations
Casual Male Retail Group, Inc.
(561)  514-0115


             CASUAL MALE RETAIL GROUP INC. ANNOUNCES SECOND QUARTER
                             FISCAL 2004 RESULTS


CANTON, MA  (August 21, 2003)  -- Casual Male Retail Group, Inc. (NASDAQ/NMS:
"CMRG"), retail brand operator of Casual Male Big & Tall, Levi's(r)/Dockers(r) Outlet by Designs, EcKo Unltd.(r) outlet stores and the George Foreman Signature Collection and Comfort Zone, today announced its operating results for the second quarter and six months ended August 2, 2003. The results include the results of the Company's acquisition of its Casual Male business since May 14, 2002.

On a consolidated basis, for the second quarter of fiscal 2004, the Company reported net income of approximately $0.7 million, or $0.02 per diluted share, as compared to a net loss of $12.9 million, or $0.80 per diluted share, for the second quarter of fiscal 2003. For the six months ended August 2, 2003, the Company reported a net loss of $2.0 million, or $0.06 per diluted share, as compared to a net loss of $14.7 million, or $0.95 per diluted share for the comparable period last year. The prior year results for the second quarter and six months ended August 3, 2002 include restructuring charges totaling $11.1 million related to its Levi's(r)/Dockers(r) business.

The Company's Casual Male business reported operating income for the second quarter of fiscal 2004 of approximately $4.2 million. On a pro forma basis, as if the Company owned Casual Male for the full second quarter of the prior year, the Casual Male business had operating income of approximately $3.5 million. For the six months ended August 2, 2003, the Casual Male business reported operating income of approximately $6.7 million as compared to $3.1 million on a pro forma basis for the corresponding period of the prior year. This improvement in operating income was achieved primarily through lower operating expenses notwithstanding a decrease in total sales from the Casual Male business on a pro forma basis of 3.0% and 5.0% for the three and six months ended August 2, 2003. Similarly on a pro forma basis, the Casual Male business reported comparable store sales decreases of 2.3% for the second quarter of fiscal 2004 and 3.6% for the six months ended August 2, 2003.

The Company's Other Branded Apparel business, which includes its Levi's(r)/Dockers(r) outlet stores and its growing EcKo Unltd.(r) outlet stores, reported an operating loss for the second quarter of fiscal 2004 of $0.5 million as compared to an operating loss of $9.6 million for the second quarter of fiscal 2003. For the six months ended August 2, 2003, the Company's Other Branded Apparel business reported an operating loss of $2.8 million as compared to an operating loss of $11.7 million for the six months ended August 3, 2002. As mentioned, the prior year results for the three and six months ended August 3, 2002 include $11.1 million in restructuring charges of which $7.3 million relate to the continuing operations of the Company's Other Branded Apparel. The remaining $3.8 million of the charge was for stores which subsequently have closed and therefore is reflected within discontinued operations on the Company's results of operations for the three and six months ended August 3, 2002.

The table below reflects actual results from continuing operations for the Company for the second quarter and six months ended August 2, 2003 and is compared to pro forma results for the second quarter and six months ended August 3, 2002 assuming that the Company's Casual Male acquisition had occurred on February 3, 2002. The Company has included in the table the historical operating results of the Casual Male business prior to the Company's acquisition. These results have been prepared on a consistent basis with the pro forma information presented in the Company's recent
Form 10-K and Form 10-Q filings. The prior year pro forma results do not include any adjustments for the expected annual $20 to $25 million of cost savings and synergies for periods after the prior year. The operating results of the Company's Other Branded Apparel business on a continuing basis, exclusive of discontinued operations, which includes its EcKo Unltd.(r) outlet stores, primarily reflects the operating loss associated with the Levi's(r)/Dockers(r) outlet stores which the Company is in the process of exiting:

Operating Results by Business Segment, exclusive of discontinued operations

For the three months ended:        August 2, 2003            August 3, 2002
                                                             (pro-forma)
(in millions)                   Other                           Other
                               Branded                         Branded
                  Casual Male  Apparel  Combined  Casual Male  Apparel  Combined
                    Business   business  Company   business    business  Company
                  ------------------------------  ------------------------------
Sales               $  78.9   $  33.1   $  112.0   $  81.3     $  36.6  $ 117.9
Gross margin, net of
occupancy costs        32.2       7.9       40.1      34.2         7.5     41.7
 Gross margin rate     40.8%     23.9%      35.8%     42.1%       20.5%    35.4%
Selling, general and
 administrative        26.4       7.8       34.2      28.8         8.6     37.4
Provision for
 impairment of
 assets, store closings
 and severance            -         -          -         -         7.3      7.3
Depreciation
 and amortization       1.6       0.6        2.2       1.9         1.2      3.1
                    --------  --------   --------   -------    -------- --------
Operating
 income (loss)      $   4.2   $  (0.5)   $   3.7    $  3.5     $  (9.6) $  (6.1)
                    ========  ========   ========   =======    ======== ========

For the six months ended:        August 2, 2003            August 3, 2002
                                                             (pro-forma)
(in millions)                   Other                           Other
                               Branded                         Branded
                  Casual Male  Apparel  Combined  Casual Male  Apparel  Combined
                    Business   business  Company   business    business  Company
                  ------------------------------  ------------------------------
Sales                $ 115.7   $  59.8   $  211.5   $ 159.7    $  68.6  $ 228.3
Gross margin, net of
occupancy costs         62.4      13.1       75.5      67.4       14.8     82.2
 Gross margin rate      41.1%     21.9%      35.7      42.2%      21.6%    36.0%
Selling, general and
 administrative         52.6      14.7       67.3      60.1       16.8     76.9
Provision for
 impairment of
 assets, store closings
 and severance            -         -          -         -         7.3      7.3
Depreciation
 and amortization        3.1       1.2        4.3       4.2        2.4      6.6
                     --------  --------   --------   -------    -------- -------
Operating
 income (loss)       $   6.7   $  (2.8)  $   3.9     $  3.1    $ (11.7) $  (8.6)
                     ========  ========   ========   =======    ======== =======


Dennis R. Hernreich, Executive Vice-President and Chief Financial Officer commented, "Although Casual Male's sales performance in the first half of this year was below original expectations, our strong gross margin rate and significant cost reductions continue to positively improve the operating profitability in the Casual Male business. With improvement in top-line performance, the Casual Male operating margins should improve further by leveraging upon its reduced expense base. In addition, the operating performance of our Other Branded Businesses has improved significantly from year ago levels resulting in an $8.9 million improvement in operating results on a continuing basis with a corresponding drop in sales on a year to date basis of 12.8% as compared to the prior year."

David A. Levin, President and Chief Executive Officer of Casual Male Retail Group, Inc., added, "We are enthusiastic about the prospects for improved sales performance during the second half of the year as many of our new merchandising initiatives will be evident in the stores, particularly during the fourth quarter. In the second half of this year, Casual Male's major merchandising initiatives will be introduced to the stores, such as, the new key item merchandising strategy, extended sizes focused toward the tall consumer, and the expansion of our young men's assortments. We also are in the process of gearing up for next spring's launch of Comfort Zone by George Foreman and the George Foreman Signature Collection lines of big and tall apparel, which will be exclusive to our Casual Male stores, catalog, and internet. Lastly, our Levis/Dockers outlet stores continue to experience sales declines although we are pleased with its operating performance, and the EcKo outlet stores continue to perform extremely well and expect the chain to reach 22 stores by the fourth quarter."

CMRG, the largest retailer of big and tall men's apparel, operates 476 Casual Male Big & Tall stores, Casual Male e-commerce site, Casual Male catalog business, 80 Levi's(r) Outlet by Designs and Dockers(r) Outlet by Designs stores, 18 Ecko Unltd(r) outlet stores and the George Foreman Signature Collection and Comfort Zone line of apparel. The Company is headquartered in Canton, Massachusetts and its common stock is listed on the Nasdaq National Market under the symbol "CMRG".

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company. The Company does not report on its progress during a quarter until after the quarter has been completed and its results have been appropriately disclosed.

                              (Tables to follow)




                          CASUAL MALE RETAIL GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except per share data)
                                   (Unaudited)

                          For the three months ended   For the six months ended
                             8/2/2003     8/3/2002       8/2/2003     8/3/2002

Sales                      $ 112,034     $ 110,016       $ 211,500   $ 141,987

Cost of goods sold
including occupancy           71,915        71,922         136,013      96,703
                           ---------     ---------       ---------    --------
Gross profit                  40,119        38,094          75,487      45,284

Expenses:
Selling, general
 and administrative           34,207        32,723          67,330      40,764
Provision for
 impairment of assets,
 store closings and
 severance                         -         7,250              -        7,250
Depreciation and
 amortization                  2,206         2,801           4,268       4,062
                              ------        ------          -------     ------
Total expenses                36,413        42,774          71,598      52,076
                              ------        ------          -------     -------
Operating income
(loss)                         3,706        (4,680)          3,889      (6,792)

Interest expense, net          2,976         2,706           5,861       3,060
                              ------       -------         --------    -------
Income (loss) from continuing
 operations before
 minority interest and
 income taxes                    730        (7,386)         (1,972)     (9,852)
Minority interest                (20)          -               (92)        -
Provision for
 income taxes                    -           1,053             -           -
                              -------     ---------        --------    ---------
Net income (loss) from
continuing operations            750        (8,439)         (1,880)      (9,852)
                              -------     ---------        --------    ---------
Loss from discontinued
operations                       (92)       (4,476)           (217)      (4,858)
                             --------     ---------        --------    ---------
Net income (loss)           $    658      $(12,915)        $(2,097)    $(14,710)
                            =========     =========        ========    =========

Net income (loss) per share
- basic and diluted
Income (loss) from continuing
operations -basic and diluted   $0.02       ($0.53)         ($0.05)      ($0.64)

Loss from discontinued
operations -basic and diluted  ($0.00)      ($0.28)         ($0.01)      ($0.32)
                               -------      --------        --------     -------
Net income (loss)
-basic and duluted              $0.02       ($0.80)         ($0.06)      ($0.95)

Weighted-average number of common shares outstanding:
 Basic                         35,839        16,050         35,796       15,421
 Diluted                       36,891        16,050         35,796       15,421







                          CASUAL MALE RETAIL GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                        August 2, 2003 and February 1, 2003
                                (In thousands)

                                             August 2,           February 1,
                                               2003                2003
ASSETS                                    (unaudited)
                                          -----------            ----------
Cash and investments                        $   4,322             $   4,692
Inventories                                   100,910               103,222
Other current assets                           14,122                 9,689
Property and equipment, net                    66,267                64,062
Goodwill and other intangibles                 81,356                81,427
Other assets                                    4,045                 3,853
                                            ---------             ---------
     Total assets                           $ 271,022             $ 266,945
                                            =========             =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses
 and other liabilities                     $   66,480             $  68,285
Notes payable                                  50,314                55,579
Long-term debt, net of current portion         60,054                50,996
Minority interest                               3,127                 1,018
Stockholders' equity                           91,047                91,067
     Total liabilities                     ----------             ---------
      and stockholders' equity             $  271,022             $ 266,945
                                           ==========             =========